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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          KING PHARMACEUTICALS,  INC.
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                  (Exact name of Registrant as specified in its charter)

                  Tennessee                                54-168493
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  (State of incorporation or organization)                 (I.R.S. Employer
                                                           Identification No.)

501 Fifth Street, Bristol, Tennessee                                 37620
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(Address of principal executive offices)                           (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [x]                           following box. [ ]

Securities Act registration statement file number to which this form relates: _______________
              (If applicable)



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Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          To be so registered                  each class is to be registered
          -------------------                  ------------------------------
          Common Stock, no par value           New York Stock Exchange
          Preferred Stock Purchase Rights      New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                               ------------------
                                (Title of Class)








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ITEM 1.       DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

              Common Stock, no par value, and associated Preferred Stock Purchase Rights

              The information included under the caption "Description of Capital Stock" in the Prospectus Supplement dated April 19, 2000 (To Prospectus Dated April 19, 2000) contained in the Registration Statement on Form S-3 (File No. 333-95181) of King Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on January 21, 2000 is hereby incorporated by reference. In addition, the description of the Common Stock, no par value per share, included under the caption "Description of Capital Stock" in any Prospectus Supplement relating to such Registration Statement filed with the Securities and Exchange Commission pursuant to any subsequent amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

ITEM 2.       EXHIBITS

        (a) 1. Second Amended and Restated Charter of King Pharmaceuticals, Inc. (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24, 1997).

              2. Amended and Restated Bylaws of King Pharmaceuticals, Inc. (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24, 1997).

              3. Specimen Stock Certificate (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24,
              1997).

              4. Form of Rights Agreement by and between King Pharmaceuticals, Inc. and Union Planters National Bank (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed
              October 24, 1997).

        (b) All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.



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                                   SIGNATURES


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      KING PHARMACEUTICALS, INC.

Date: May 12, 2000                    By: /s/ John M. Gregory
                                          --------------------------------------
                                          John M. Gregory, Chairman of the Board
                                          and Chief Executive Officer








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